Exhibit 99.1

Investor Contact:	Jennifer Gordon
(212) 536-8244
Media Contact:	Lorrie Hecker
(212) 536-8250

News Release

FOR IMMEDIATE RELEASE

HESS MIDSTREAM LP ANNOUNCES CHANGES TO THE BOARD OF DIRECTORS AND LEADERSHIP TRANSITION

HOUSTON, JULY 18, 2025 — Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) announced today that following the completion of the merger between Hess Corporation (“Hess”) and Chevron Corporation (“Chevron”), Hess Midstream’s general partner has appointed new members to its Board of Directors (the “Board”) and has appointed new executive officers. As a result of the merger, Chevron beneficially owns Hess’ approximately 37.8% interest in Hess Midstream on a consolidated basis.

Independent Directors Unchanged; Chevron Leadership Appointed to HESM Board

Effective immediately, John B. Hess, Chairman and Chief Executive Officer, Gregory P. Hill, President and Chief Operating Officer of Hess Corporation, and John P. Rielly, Executive Vice President and Chief Financial Officer of Hess Corporation will leave the HESM Board.

Andy Walz, President, Chevron Downstream, Midstream & Chemicals, will join the Board and serve as Chairman. Joining Walz on the Board from Chevron are Kristen Ghattas and Kristi McCarthy. Gerbert Schoonman will remain on the Board.

“I would like to thank the Hess-appointed Board members for their many contributions to Hess Midstream during their tenure,” said Walz. “I am pleased to join the remaining members of the Board along with my Chevron colleagues. The Board and management team are committed to continuing to drive shareholder value underpinned by Hess Midstream’s performance.”

Hess Midstream’s three independent directors, Stephen J.J. Letwin, David W. Niemiec and John P. Reddy will remain on the Board and will continue to serve on the Audit Committee of the Board. Hess Midstream expects to appoint a fourth independent Board member.

Executive Officer Appointments

Jonathan C. Stein, currently Chief Financial Officer of Hess Midstream, has been named Chief Executive Officer, succeeding John B. Hess. Michael J. Chadwick was appointed Chief Financial Officer, succeeding Mr. Stein. Mr. Chadwick has held increasingly senior financial roles since he joined Hess in 2000, most recently serving as Vice President and Controller since 2022.

“We are excited for the future and look forward to working with Chevron to further enhance shareholder value,” said Jonathan Stein, Chief Executive Officer of Hess Midstream. “Hess Midstream remains focused on strong operational and financial performance and delivering significant shareholder returns on a consistent and ongoing basis.”

About Hess Midstream

Hess Midstream is a fee-based, growth-oriented, midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Chevron, its subsidiaries, and third-party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target,” “drive,” “focus” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy and profitability; and our ability to execute future accretive opportunities, including incremental return of capital to shareholders and potential incremental repurchase transactions.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Chevron and other parties to satisfy their obligations to us, including Chevron’s ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal and store for Chevron in excess of our minimum volume commitments and relative to Chevron nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess’ completed merger and integration with Chevron Corporation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.